As filed with the Securities and Exchange Commission on July 24, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gastar Exploration Ltd.

Alberta, Canada	98-0570897
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 1080

Houston, Texas 77010

(713) 739-1800

(Address, Including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

J. Russell Porter, Chairman, Chief Executive Officer and President

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080, Houston, Texas 77010

(713) 739-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to

T. Mark Kelly

Vinson & Elkins L.L.P.

1001 Fannin, 2500 First City Tower

Houston, Texas 77002

Telephone: (713) 758-2222

Approximate date of commencement of proposed sale to the public:

From time-to-time after this Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (6)
Common shares, without par value	—	(2)	—
Preferred shares, without par value	—	(2)	—
Debt securities (4)	—	(2)	—
Guarantees of debt securities (5)	—	(2)	—
Rights	—	(2)	—
Total	$250,000,000		$13,950.00(7)

(1)	An indeterminate principal amount or number of the securities of each identified class may be issued from time-to-time at indeterminate prices, with an aggregate primary offering price not to exceed $250,000,000.
(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(3)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.
(4)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued.
(5)	If a series of debt securities of Gastar Exploration Ltd. is guaranteed, any of Gastar Exploration Ltd.’s subsidiaries may fully, irrevocably and unconditionally guarantee on an unsecured basis the debt securities of Gastar Exploration Ltd. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees of the debt securities being registered.
(6)	Pursuant to Rule 457(p) and Rule 415(a)(6) under the Securities Act, the registrant hereby offsets the Registration Fee due under this Registration Statement by the amount of the unused filing fee associated with the unsold securities from the registrant’s registration statement on Form S-3, filed with the SEC on April 13, 2007 (SEC File No. 333-142123). The registrant had registered securities for a maximum aggregate offering price of $250,000,000 pursuant to the April 13, 2007 registration statement and of that amount, there is a balance of unsold securities with an aggregate offering price of $235,400,000 remaining under such registration statement. The associated filing fee of $7,226.78 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current Registration Fee due. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the May 23, 2007 registration statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(7)	Calculated pursuant to Rule 457(o) under the Securities Act.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 24, 2009

PROSPECTUS

$250,000,000

Common Shares

Preferred Shares

Debt Securities

Rights

Through this prospectus, we may periodically offer our common shares, preferred shares, debt securities and rights to purchase common shares or other securities. The aggregate offering price of the common shares, preferred shares, debt securities and rights to purchase common shares or other securities may not exceed $250,000,000. The prices and other terms of the common shares, preferred shares, debt securities and rights to purchase common shares or other securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. Our debt securities that we issue under this prospectus may be guaranteed by one or more of our subsidiaries, which we refer to as “Subsidiary Guarantors”.

Our common shares trade on the NYSE Amex under the symbol “GST”.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. Please read the matters set forth in “Risk Factors” beginning on page 4 of this prospectus, in any prospectus supplement or incorporated by reference herein or therein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2009

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where an offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Information contained on our website or about us on any other website does not constitute part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may sell the common shares, preferred shares, debt securities and rights to purchase common shares or other securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the common shares, preferred shares, debt securities and rights to purchase common shares or other securities that we may offer. Each time we sell these securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering including, among other things, the specific amounts, prices, and terms of the offered securities. The prospectus supplement may also add to, update or change information in this prospectus. You should read carefully this prospectus, any prospectus supplement, and the additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered by this prospectus, you should refer to that registration statement, which you can obtain from the SEC, as described below under the heading “Where You Can Find More Information”.

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PROSPECTUS SUMMARY

This section summarizes material information included in or incorporated by reference in this prospectus and is qualified in its entirety by the more detailed information included elsewhere in this prospectus. This summary may not contain all the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus, including the risk factors and the more detailed information that appear later. Financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

Unless otherwise indicated, references in this prospectus to “Gastar”, “we”, “us”, “our”, and the “Company” refer to Gastar Exploration Ltd. and its subsidiaries and predecessors.

Our Company

We are an independent energy company engaged in the exploration, development and production of natural gas and oil in the United States. Our principal business activities include the identification, acquisition, and subsequent exploration and development of natural gas and oil properties. Our emphasis is on prospective deep structures identified through seismic and other analytical techniques as well as unconventional natural gas reserves, such as shale resource plays or coal bed methane, or CBM. We are pursuing natural gas exploration in the deep Bossier play in the Hilltop area in East Texas and the Marcellus Shale in West Virginia and central and southwestern Pennsylvania. Our primary CBM properties are in the Powder River Basin in Wyoming and Montana.

Corporation Information

We are a Canadian corporation that is subsisting under the Business Corporations Act (Alberta). Our principal office is located at 1331 Lamar Street, Suite 1080, Houston, Texas 77010, and our telephone number is (713) 739-1800. Our website address is http://www.gastar.com. Information on our website or about us on any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Our common shares are listed on the NYSE Amex under the symbol “GST”.

Recent Developments

Delisting from the Toronto Exchange

Effective July 6, 2009, we elected to voluntarily de-list our shares from trading on the Toronto Stock Exchange (TSX) following the completion of the sale of the Australian Asset, described below. We decided to delist from the TSX because trading on two exchanges had become unduly costly and burdensome without providing any significant additional liquidity for our shareholders.

Sale of Australian Assets

On July 13, 2009, our wholly-owned subsidiaries, Gastar Exploration New South Wales, Inc. and Gastar Exploration USA, Inc. (“Gastar USA”), completed the sale of all of our interest in Petroleum Exploration Licenses 238, 433, and 434 in New South Wales, Australia and the concurrent sale of our common shares of Gastar Power Pty Ltd., a wholly owned subsidiary and the entity holding our 35% interest in the Wilga Park Power Station (collectively, the “Australian Assets”), to Santos QNT Pty Ltd. and Santos International Holdings Pty Ltd. (collectively, “Santos”) for an approximate US$233 million (AU$300 million). The sale was made pursuant to a definitive agreement dated July 2, 2009 (the “Sale Agreement”) by and among GENSW, Gastar USA and Santos.

For additional information regarding the sale of the Australian Assets, including the terms of the Sale Agreement and the use of proceeds received therefrom, please see our Current Reports on Form 8-K filed with the SEC on July 6, 2009 and July 16, 2009 (each File No.001-32714), incorporated herein by reference.

Asset Sale Offer

On July 13, 2009, Gastar USA commenced an offer (the “Asset Sale Offer”) to repurchase any and all of the outstanding 12 3/4% senior secured notes due 2012 (the “12 3/4% Senior Secured Notes”) from the holders thereof at a price of 106.375% of par, plus accrued and unpaid interest, upon the terms and subject to the conditions set forth in the Asset Sale Offer Statement. The Asset Sale Offer is being made in accordance with the terms of the Indenture, dated as of November 29, 2007, as amended by the Supplemental Indenture, dated as of February 16, 2009, by and among the Company, Gastar USA, Inc., certain other subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the 12 3/4% Senior Secured Notes were originally issued.

For additional information regarding the Asset Sale Offer please see our Current Report on Form 8-K filed with the SEC on July 16, 2009 (File No.001-32714), incorporated herein by reference.

Litigation

In re ClassicStar Mare Lease Litigation and James D. Lyon, Chapter 7 Trustee of ClassicStar LLC v. Tony P. Ferguson, S. David Plummer, Spencer D. Plummer III, Shane D. Plummer, Jennifer Stahle, Boyce J. Sanderson, Thomas E. Robinson, John W. Parrott, Frederick J. Lambert, ClassicStar Farms, Inc., Tartan Business L.C., Dinosaur Enterprises, L.L.C., Cadillac Farms, Inc., ClassicStar Farms LLC, Geostar Corporation, First Source Texas, Inc., First Source Bossier, L.L.C., First Texas Gas, LP, CBM Resources Pty, Ltd., Associated Geophysical Services, Inc., Conquest Group Operating Company, West Virginia Development, Inc., West Virginia Gas Corporation, Squaw Creek Development, Inc., Arkoma Basin Development, Inc., Royalty Acquisition Company, BNG Producing & Drilling, Geostar Financial Corporation, Geostar Financial Services Corporation, Geostar Leasing Corporation, Conquest Exploration, Inc., First Source Wyoming, Inc., Squaw Creek, Inc., Strategic Opportunity Solutions, LLC d/b/a Buffalo Ranch, National Equine Lending Co., L.C., New NEL, LLC, First Equine Energy Partners LLC, Geostar Equine Energy, Inc., Private Consulting Group, Inc., Gastar Exploration, Ltd., Gastar Exploration USA, Inc. f/k/a First Sourcenergy Wyoming, Inc., Gastar Exploration Victoria, Inc. f/k/a First Sourcenergy Victoria, Inc., Gastar Exploration Texas, Inc. f/k/a First Texas Development, Inc., Gastar Exploration Texas LLC f/k/a Bossier Basin, LLC, Gastar Exploration Texas, LP f/k/a First Source Gas, LP, Gastar Exploration New South Wales, Inc. f/k/a First Sourcenergy Group, Inc., Gastar Exploration Power Pty, Ltd., Eastern Star Gas, Limited, Brookstone Development, Ltd., Debora D. Plummer, Viking Real Estate, L.C., Crown Jewels Limited Partnership, Woodford Thoroughbreds LLC and Does 1-100, including, but not limited to, various subsidiaries and affiliates of Geostar Corporation and various subsidiaries and affiliates of Gastar Exploration, Ltd. and various entities affiliated or associated with S. David Plummer and/or Debora D. Plummer; In the United States District Court for the Eastern District of Kentucky (Cause No. 5:09-cv-215-JMH, Master File No. 5:07-cv-353-JMH).

This lawsuit was filed on June 16, 2009 in federal court in Kentucky as part of a multi-district litigation proceeding. The suit, brought by the Chapter 7 liquidation bankruptcy trustee for ClassicStar LLC (“ClassicStar”), names more than 50 defendants, including the Company and seven of its subsidiaries. The trustee alleges that cash from investors in ClassicStar’s mare leasing programs was systematically diverted from ClassicStar over a six year period by various defendants, among them the former officers, directors, managers, and members of ClassicStar, with the assistance and participation of various other defendants including ClassicStar affiliates; entities controlled by ClassicStar’s former officers and affiliates; GeoStar Corporation; current or former officers or shareholders of GeoStar; and GeoStar’s subsidiaries, former subsidiaries, or formerly controlled companies, including the Company and its subsidiaries. The defendants include officers and former officers of GeoStar who also served as officers or directors of the Company and its subsidiaries, or who were Company shareholders. No current officer or director of the Company has been named as a defendant. The trustee alleges that the Company and its subsidiaries were beneficiaries of an unspecified amount of the allegedly diverted ClassicStar funds while allegedly under the control of GeoStar and its officers. The trustee further alleges the Company and its subsidiaries, along with other defendants, aided and abetted breaches of fiduciary duties owed to ClassicStar by some of the defendants. The Gastar defendants, along with other defendants, are also alleged to have participated in, or were the beneficiaries of, or aided or abetted in, intentional or constructive fraudulent transfers of ClassicStar funds. The complaint also makes claims for an accounting and conversion of all funds diverted from ClassicStar by any of the defendants and makes certain additional state law claims, including claims under Utah’s UPUA law (similar to RICO), breach of contract, unjust enrichment, civil conspiracy, and alter ego. The trustee alleges that as a result of the acts complained of (including the alleged transfer of at least $330 million in cash from ClassicStar to various defendants); at least $1 billion in claims have been made against the ClassicStar estate. The trustee seeks damages in excess of $1 billion in compensatory damages, $330 million in punitive damages, costs, attorney’s fees, and interest. The lawsuit is consolidated for pretrial purposes in federal court in Kentucky as part of a multi-district litigation proceeding involving multiple actions filed by purported investors in the ClassicStar mare leasing programs, some of which name the Company as one of several defendants. The Company and its seven subsidiary defendants have been served but have not yet answered or otherwise responded.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider the risk factors below and those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the other documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that case, we may be unable to pay interest on, or the principal of, any debt securities. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to Our Business

Certain U.S. federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

President Obama’s Proposed Fiscal Year 2010 Budget includes proposed legislation that would, if enacted into law, make significant changes to United States tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted or how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition and results of operations.

The adoption of climate change legislation by Congress could result in increased operating costs and reduced demand for the oil and natural gas we produce.

On June 26, 2009, the U.S. House of Representatives approved adoption of the “American Clean Energy and Security Act of 2009,” also known as the “Waxman-Markey cap-and-trade legislation” or ACESA. The purpose of ACESA is to control and reduce emissions of “greenhouse gases,” or “GHGs,” in the United States. GHGs are certain gases, including carbon dioxide and methane, that may be contributing to warming of the Earth’s atmosphere and other climatic changes. ACESA would establish an economy-wide cap on emissions of GHGs in the United States and would require an overall reduction in GHG emissions of 17% (from 2005 levels) by 2020, and by over 80% by 2050. Under ACESA, most sources of GHG emissions would be required to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. The number of emission allowances issued each year would decline as necessary to meet ACESA’s overall emission reduction goals. As the number of GHG emission allowances declines each year, the cost or value of allowances is expected to escalate significantly. The net effect of ACESA will be to impose increasing costs on the combustion of carbon-based fuels such as oil, refined petroleum products, and natural gas.

The U.S. Senate has begun work on its own legislation for controlling and reducing emissions of GHGs in the United States. If the Senate adopts GHG legislation that is different from ACESA, the Senate legislation would need to be reconciled with ACESA and both chambers would be required to approve identical legislation before it could become law. President Obama has indicated that he is in support of the adoption of legislation to control and reduce emissions of GHGs through an emission allowance permitting system that results in fewer allowances being issued each year but that allows parties to buy, sell and trade allowances as needed to fulfill their GHG emission obligations. Although it is not possible at this time to predict whether or when the Senate may act on climate change legislation or how any bill approved by the Senate would be reconciled with ACESA, any laws or regulations that may be adopted to restrict or reduce emissions of GHGs would likely require us to incur increased operating costs, and could have an adverse effect on demand for the oil and natural gas we produce.

The adoption of derivatives legislation by Congress could have an adverse impact on our ability to hedge risks associated with our business.

Congress is currently considering legislation to impose restrictions on certain transactions involving derivatives, which could affect the use of derivatives in hedging transactions. ACESA contains provisions that would prohibit private energy commodity derivative and hedging transactions. ACESA would expand the power of the Commodity Futures Trading Commission, or CFTC, to regulate derivative transactions related to energy commodities, including oil and natural gas, and to mandate clearance of such derivative contracts through registered derivative clearing organizations. Under ACESA, the CFTC’s expanded authority over energy derivatives would terminate upon the adoption of general legislation covering derivative regulatory reform. The Chairman of the CFTC has announced that the CFTC intends to conduct hearings to determine whether to set limits on trading and positions in commodities with finite supply, particularly energy commodities, such as crude oil, natural gas and other energy products. The CFTC also is evaluating whether position limits should be applied consistently across all markets and participants. In addition, the Treasury Department recently has indicated that it intends to propose legislation to subject all OTC derivative dealers and all other major OTC derivative market participants to substantial supervision and regulation, including by imposing conservative capital and margin requirements and strong business conduct standards. Derivative contracts that are not cleared through central clearinghouses and exchanges may be subject to substantially higher capital and margin requirements. Although it is not possible at this time to predict whether or when Congress may act on derivatives legislation or how any climate change bill approved by the Senate would be reconciled with ACESA, any laws or regulations that may be adopted that subject us to additional capital or margin requirements relating to, or to additional restrictions on, our trading and commodity positions could have an adverse effect on our ability to hedge risks associated with our business or on the cost of our hedging activity.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Congress is currently considering legislation to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and gas industry in the hydraulic fracturing process. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into rock formations to stimulate natural gas production. Sponsors of bills currently pending before the Senate and House of Representatives have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. The proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, these bills, if adopted, could establish an additional level of regulation at the federal level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business.

Risks Related to Our Debt Securities

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities or to sell any such debt securities at a price that you deem sufficient.

Unless otherwise specified in an accompanying prospectus supplement, any debt securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any debt securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•	That a market for any series of debt securities will develop or continue;

•	As to the liquidity of any market that does develop; or

•	As to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our ownership interests in our subsidiaries. As a result, our ability to make required payments on our debt securities depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable state laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of our debt securities or to repurchase our debt securities upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of our debt securities. We cannot assure you that we would be able to refinance our debt securities.

Holders of debt securities sold pursuant to this prospectus will be effectively subordinated to all of our secured indebtedness and to all liabilities of any subsidiaries.

Holders of our secured indebtedness, including any indebtedness under our revolving credit facility and $100 million senior secured notes, have claims with respect to our assets constituting collateral for their indebtedness that are prior to the claims of any debt securities sold pursuant to this prospectus. In the event of a default on such debt securities or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on debt securities sold pursuant to this prospectus. Accordingly, the secured indebtedness would effectively be senior to such series of debt securities to the extent of the value of the collateral securing the indebtedness. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the debt securities issued pursuant to this prospectus and the holders of other claims against us with respect to our other assets.

In addition, our subsidiaries will be permitted to incur additional indebtedness under the indenture governing the debt securities sold pursuant to this prospectus. As a result, holders of such debt securities may be effectively subordinated to claims of third party creditors, including holders of indebtedness of our subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental taxing authorities and holders of indebtedness or guarantees issued by our subsidiaries, will generally have priority as to the assets of our subsidiaries over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the debt securities sold pursuant to this prospectus, will be effectively subordinated to all those claims.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations or forecasts of future events. These statements can be identified by the use of forward-looking words, including “may”, “expect”, “anticipate”, “plan”, “project”, “believe”, “estimate”, “intend”, “will”, “should” or other similar words. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements may include statements that relate to, among other things, our:

•	Financial position;

•	Business strategy and budgets;

•	Anticipated capital expenditures;

•	Drilling of wells;

•	Natural gas and oil reserves;

•	Timing and amount of future production of natural gas and oil;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	Prospect development; and

•	Property acquisitions and sales.

Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from our historical experience and our present expectations or projections, or actual future results expressed or implied by the forward-looking statements. These factors include, but are not limited to, among others:

•	The effect of receiving a “going concern” statement in our auditors’ report on our 2008 consolidated financial statements;

•	Low and/or declining prices for natural gas and oil;

•	Demand for natural gas and oil;

•	Natural gas and oil price volatility;

•	The risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes;

•	Ability to raise capital to fund capital expenditures or repay or refinance debt upon maturity;

•	The ability to find, acquire, market, develop and produce new natural gas and oil properties;

•	Uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	Operating hazards attendant to the natural gas and oil business;

•	Down hole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	Potential mechanical failure or under-performance of significant wells or pipeline mishaps;

•	Adverse weather conditions;

•	Availability and cost of material and equipment, such as drilling rigs and transportation pipelines;

•	The number of well locations to be drilled and the time frame in which they will be drilled;

•	Delays in anticipated start-up dates;

•	Actions or inactions of third-party operators of our properties;

•	Ability to find and retain skilled personnel;

•	Strength and financial resources of competitors;

•	Potential defects in title to our properties;

•	Federal and state regulatory developments and approvals;

•	Losses possible from pending or future litigation;

•	Environmental risks; and

•	Worldwide political and economic conditions.

You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update, revise or release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. See the information under the heading “Risk Factors” and in the documents that we included in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our subsequent SEC filings, for some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time-to-time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed our ratio of earnings to fixed charges for the three months ended March 31, 2009 and for each of our fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004. As we reported losses (deficiency with fixed charges) in each of the periods reported, our ratio of earnings to fixed charges was less than zero. The computation of earnings to fixed charges is set forth on Exhibit 12.1 to the registration statement of which this prospectus forms a part.

Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges from operations for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, (a) earnings represents pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest, less capitalized interest and (b) fixed charges represents interest expensed and capitalized, amortization of financing costs, early extinguishment of debt and the portion of rent expense deemed to be the equivalent of interest.

Loss (deficiency with fixed charges) and the ratio of earnings to fixed charges are set forth below for the periods indicated:

	For the Three Months Ended March 31, 2009	For the Year Ended December 31,
		2008	2007	2006	2005	2004
		(in thousands, except ratios)
Loss (deficiency with fixed charges)	$(73,689)	$(17,406)	$(32,392)	$(84,839)	$(25,692)	$(12,776)
Ratio of earnings to fixed charges	—	—	—	—	—	—

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	Capital expenditures;

•	The repayment of indebtedness;

•	Working capital; and

•	To make strategic acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject, and qualified in its entirety by reference, to our articles of incorporation and bylaws, each as amended, and applicable corporate and securities laws.

We have an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, authorized under our articles of incorporation. As of June 30, 2009, we had 247,695,463 common shares outstanding and had reserved 26,885,743 common shares to be issued upon (i) the conversion of convertible debt (6,849,315 common shares); (ii) the exercise of stock options (10,015,250 common shares); and (iii) the exercise of warrants (10,021,178 common shares). Additionally, as of June 30, 2009, 7,527,352 common shares were available for future grants under the 2006 Long-Term Stock Incentive Plan. As of June 30, 2009, we had no preferred shares outstanding.

Common Shares

Common Share Purchase Warrants

As stated above, as of June 30, 2009, we had warrants outstanding to acquire 10,021,178 common shares of our common stock as follows:

Outstanding in Connection with:	Number of Warrants	Exercise Price		Date Granted	Expiration Date
$3.25 million private placement of 10% unsecured subordinated notes	21,178	$2.82 - $2.84		7/12/04 - 9/14/04	7/12/09 - 9/14/09
Warranties issued in connection with litigation settlement	10,000,000		$(1)	6/11/08	12/11/11

(1)	The warrant is exercisable for $2.75 per share in the event that, on or before June 11, 2011, the Company sells all or substantially all of its present oil and gas interests located in Leon and Robertson Counties in East Texas for net proceeds exceeding $500.0 million. A sale or a series of sales, of all or substantially all of the Company’s present East Texas properties prior to June 11, 2011 for $500.0 million or less will terminate the warrant. If the Company does not sell all or substantially all of these properties by June 11, 2011, the warrant will be exercisable for a six-month period commencing on that date at $3.00 per share. The Company is not obligated to sell any of its East Texas properties.

Dividends

Subject to the preferences of any series of preferred shares and any other shares ranking senior to the common shares with respect to the payment of dividends that we may issue, holders of our common shares are entitled to receive dividends on our common shares if, as and when the Board of Directors declares such from time-to-time. Pursuant to the provisions of the Business Corporations Act (Alberta), we may not declare or pay a dividend if there are reasonable grounds for believing that (1) we are, or would after the payment be, unable to pay our liabilities as they become due or (2) the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital of all classes. We may pay a dividend by issuing fully paid shares, or in money or property. If shares of a subsidiary or affiliate of Gastar are issued in payment of a dividend, the Board of Directors may add all or part of the value of those shares to the stated capital account maintained or to be maintained for the shares of the class or series issued in payment of the dividend. We do not expect to pay any dividends to our shareholders for the foreseeable future, but intend to retain any future earnings for our operational and other cash needs. Further, our current senior secured notes prohibit us from paying cash dividends for so long as the notes remain outstanding.

Liquidation, Dissolution or Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our Company, or any other distribution of its assets among our shareholders for the purpose of winding-up our affairs (such event referred to herein as a “Distribution”), holders of our common shares will share equally, share for share, in our remaining property, after we pay our creditors, holders of our preferred shares and holders of any other shares ranking senior to the common shares with respect to payment on a Distribution.

No Preemption Rights; Limited Restrictions on Directors’ Authority to Issue Common Shares

Existing holders of our common shares have no rights of preemption or first refusal under our articles of incorporation, as amended, or under the Business Corporations Act (Alberta) with respect to future issuances of our common shares. Subject to the policies of the NYSE Amex and applicable corporate and securities laws, our Board of Directors has the authority to issue additional common shares.

Registration Rights

We have agreed to register the resale of our common shares issued or issuable to certain of our security holders under the Securities Act of 1933. In some cases, we are also required to qualify such resales under applicable state securities laws.

We have granted demand registration rights to Chesapeake Energy Corporation, or Chesapeake, with respect to the common shares that they beneficially own. In addition, Chesapeake has the right to require us to register the resale of their common shares, subject to limitations imposed by potential underwriters, in the event we determine to file a registration statement under the Securities Act of 1933, as amended, other than the registration statement of which this prospectus is a part. GeoStar has also been granted registration rights with respect to the warrant it holds.

Preferred Shares

The following description of the terms of the preferred shares sets forth certain general terms and provisions of our authorized preferred shares.

If we offer preferred shares, a description of the rights, privileges, restrictions and conditions attaching thereto will be filed with the SEC and described in the prospectus supplement, including the following terms:

•	The series, the number of shares offered and the liquidation value of the preferred stock;

•	The price at which the preferred stock will be issued;

•	The dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	The liquidation preference of the preferred stock;

•	The voting rights of the preferred stock;

•	Whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	Whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	Any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to a statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

Issuances in Series

Subject to the filing of articles of amendment in accordance with the Business Corporations Act (Alberta), our Board of Directors may, without the approval of shareholders, at any time and from time-to-time issue one or more series of preferred shares. Subject to the filings of articles of amendment and other limitations prescribed by law, our Board of Directors may from time-to-time fix, before issuance, the number of shares of each series and the designation, rights, privileges, restrictions and conditions attaching to each series, including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any. The authorization of undesignated preferred shares makes it possible for our Board of Directors to issued preferred shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Dividends

The holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares ranking junior to the preferred shares from time-to-time with respect to the payment of dividends, to be paid ratably with holders of each other series of preferred shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

Liquidation, Dissolution or Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our Company, or any other distribution of its assets among our shareholders for the purpose of winding-up its affairs (such event referred to herein as a “Distribution”), holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares ranking junior to the preferred shares from time-to-time with respect to payment on a Distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Shareholders’ Meetings and Voting Rights

We will notify our shareholders of any shareholders’ meetings according to applicable law. Holders of our common shares are entitled to receive notice of and to attend and vote at all meetings of our shareholders, except meetings of holders of another class of shares. Each common share entitles the holder thereof to one vote.

Our Board of Directors must call an annual meeting of shareholders to be held not later than 15 months after the last preceding annual meeting of shareholders and may, at any time, call a special meeting of shareholders. For purposes of determining the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, the Board of Directors may, in accordance with the Business Corporations Act (Alberta) and National Instrument 54-101—Communications with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators (“National Instrument 54-101”), fix in advance a date as the record date for that determination of shareholders, but that record date may not be more than 50 days or less than 30 days before the date on which the meeting is to be held.

The Business Corporations Act (Alberta) provides that notice of the time and place of a meeting of shareholders must be sent to each shareholder entitled to vote at the meeting, each director and to our auditors, not more than 50 days and not less than 21 days prior to the meeting. Our bylaws provide that a quorum of shareholders is present at a meeting if a holder or holders of at least 5% of the shares entitled to vote at a meeting are present in person or by proxy. A shareholder may participate in a meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

In the case of joint shareholders, one of the holders present at a meeting may, in the absence of the other holder(s) of the shares, vote the shares. If two or more joint shareholders are present in person or by proxy, then they are to vote as one on the shares held jointly by them.

Other Rights

Under the Business Corporations Act (Alberta), the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), and for any sale, lease or exchange of all, or substantially all, of our assets, other than in the ordinary course of business.

Amendments to our Articles of Incorporation, as amended, and Bylaws

An amendment to our articles of incorporation, as amended, requires a special resolution passed by not less than two-thirds of the votes cast by the holders of our shares who voted in respect of that resolution at a meeting of the shareholders.

Our Board of Directors may, by resolution, make, amend or repeal any bylaws that regulate our business or affairs; provided that the Board of Directors shall submit a bylaw, or an amendment or a repeal of a bylaw, to the shareholders at the next meeting of the shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the bylaw, amendment or repeal. A bylaw, or an amendment or a repeal of a bylaw, is effective from the date of the resolution of the Board of Directors until it is confirmed, confirmed as amended or rejected by the shareholders.

Board of Directors; Election and Removal of Directors

At each annual meeting of shareholders, our shareholders are required to elect directors to hold office for a term expiring not later than the close of the next annual meeting of shareholders. The Board of Directors may fill vacancies among the Board and, as provided by our articles of incorporation, as amended, may also appoint additional directors between annual meetings of shareholders, but the number of additional directors so appointed may not exceed the number that is one-third of the number of directors appointed at the last annual meeting of shareholders.

Under the Business Corporations Act (Alberta), at least one quarter of our directors must be resident Canadians. Currently, our Board of Directors is comprised of two resident Canadians and two residents of the United States.

Any director may convene a meeting of directors. Other than in respect of a regular meeting, a minimum of 48 hours notice must be given before a meeting of directors. A majority of the directors constitutes a quorum at a meeting of directors. Every resolution submitted to a meeting of directors is decided by a vote of a majority of the directors participating in the meeting. In the case of a tie vote, the chairman does not have a tie-breaking vote.

Conflicts of Interest

A director or officer who is a party to a material contract or transaction or proposed material contract or transaction with us, or is a director or officer of, or has a material interest in any person who is a party to a material contract or transaction or proposed material contract or transaction with us, is required to disclose in writing to us or request to have entered in the minutes of meetings of the directors the nature and extent of his interest.

A director who has a material interest in a material contract or transaction or proposed material contract or transaction with us cannot vote on any resolution to approve the contract or transaction unless the contract or transaction is:

•	An arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate in which he has an interest, for the benefit of Gastar or an affiliate of Gastar;

•	A contract or transaction relating primarily to his remuneration as a director, officer, employee or agent of Gastar or an affiliate of Gastar;

•	A contract or transaction for indemnity or insurance; or

•	A contract or transaction with an affiliate.

Subject to the provisions of the Business Corporations Act (Alberta), to the U.S. securities laws described below and to the Securities Purchase Agreement related to our senior secured notes, we may give financial assistance by means of a loan, guarantee or otherwise to:

•	Any person on account of expenditures incurred or to be incurred on behalf of Gastar;

•	To employees of Gastar or any of its affiliates to enable or assist them to purchase accommodation for their occupation; and

•	In accordance with a share purchase or option plan.

The fact that a person is a director does not prevent us from providing him with such financial assistance if the director would otherwise qualify for it.

Under the U.S. securities laws, we are prohibited from directly or indirectly extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit, in the form of a personal loan to or for any of our directors or executive officers, except in certain circumstances.

Anti-takeover Laws

In Canada, takeover bids are governed by provincial corporate and securities laws and the rules of applicable stock exchanges. The following description of the rules relating to acquisitions of securities and take-over bids to which Canadian corporate and securities laws apply does not purport to be complete and is subject, and qualified in its entirety by reference, to applicable corporate and securities laws, which may vary from province to province.

A party (the “acquiror”) who acquires beneficial ownership of, or control or direction over, 10% or more of the voting or equity securities of any class of a reporting issuer will generally be required to file with applicable provincial regulatory authorities both a news release and a report containing the information prescribed by applicable securities laws . Subject to the below, the acquiror (including any party acting jointly or in concert with the acquiror) will be prohibited from purchasing any additional securities of the class of the target company previously acquired for a period commencing on the occurrence of an event triggering the aforementioned filing requirement and ending on the expiry of one business day following the filing of the report. This filing process and the associated restriction on further purchases also applies in respect of subsequent acquisitions of 2% or more of the securities of the same class. The restriction on further purchases does not apply to an acquiror that beneficially owns, or controls or directs, 20% or more of the outstanding securities of that class.

In addition to the foregoing, certain other Canadian legislation may limit a Canadian or non-Canadian entity’s ability to acquire control over or a significant interest in us, including the Competition Act (Canada) and the Investment Canada Act (Canada). Issuers may also approve and adopt shareholder rights plans or other defensive tactics designed to be triggered upon the commencement of an unsolicited bid and make the company a less desirable take-over target.

Limitation of Liability and Indemnification

The following description of the indemnification provisions of the Business Corporations Act (Alberta) and of our bylaws, as amended, does not purport to be complete and is subject to and qualified in its entirety by reference to the Business Corporations Act (Alberta) and the full text of our bylaws, each as amended.

The Business Corporations Act (Alberta) allows us to, and our bylaws provide in part that we will, indemnify each of our directors and officers, former directors and officers and any person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor (each an “Indemnified Person”), and such Indemnified Person’s heirs and legal representatives, against all costs, charges and expenses reasonably incurred by such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Person is made a party by reason of being or having been a director or officer of Gastar or that body corporate, if the Indemnified Person: (1) acted honestly and in good faith with a view to our best interests; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes an amount paid to settle an action or satisfy a judgment. These indemnities will continue in effect after the director or officer resigns his position or his position is terminated for any reason.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the indemnification arrangements described above, the SEC is of the opinion that this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

On December 13, 2006, our Board of Directors approved indemnity agreements, and we entered into such indemnity agreements on December 13, 2006 with our directors and certain executive officers.

Further, on December 13, 2006, our Board of Directors approved changes to our bylaws. Such changes were to clarify the indemnification rights of the directors and officers within Article VIII of the bylaws as set forth in summary below:

•	Mandatory advancement of expenses to directors/officers with respect to indemnification for proceedings;

•	Mandatory indemnification to directors/officers, subject to court approval, for actions brought by or in the name of the Company;

•	Indemnification for expenses incurred in respect of threatened litigation; and

•	Entitlement to payment of attorneys fees that directors/officers incur in litigating with the Company and their right to receive indemnity payments from us whether successful or not.

The foregoing rights/entitlements are subject to the director/officer meeting the following standard of conduct:

•	The director/officer acting honestly and in good faith with a view to the best interests of the Company; and

•

In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director/officer having reasonable grounds for believing that the director’s/officer’s conduct was lawful.

All bylaw changes approved by our Board of Directors were approved by our shareholders at out annual meeting of shareholders held in June 2007.

Voluntary Liquidation and Dissolution

Under the Business Corporations Act (Alberta), our directors may propose, or a shareholder who is entitled to vote at an annual meeting of shareholders may make a proposal for, the voluntary liquidation and dissolution of the company.

A company may liquidate and dissolve upon receiving the approval of the shareholders by special resolution at a meeting duly called and held. Approval of a special resolution requires the affirmative vote of not less than two-thirds of the votes cast by the shareholders present at the meeting or by proxy.

Upon shareholder approval of dissolution by special resolution and satisfaction of the other requirements of the Business Corporations Act (Alberta), Gastar would discharge all of its liabilities and thereafter distribute all of the assets remaining among our shareholders in accordance with their respective rights. Articles of Dissolution would then be sent to the Registrar appointed under the Business Corporations Act (Alberta) and the Registrar would issue a Certificate of Dissolution. The company would cease to exist on the date shown in the Certificate of Dissolution.

Listing

Our capital stock is listed on the NYSE Amex under the symbol “GST”. Any additional shares of capital stock that we issue will also be listed on the NYSE Amex.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is American Stock Transfer & Trust Company, at its principal office in New York at 6201 15th Avenue, Brooklyn, New York 11219.

Tax Issues

For a discussion of the material Canadian tax considerations, including withholding provisions and applicable treaties, associated with the ownership of our common shares by U.S. residents, please see “Material Income Tax Consequences”.

Other Canadian Laws Affecting U.S. Shareholders

There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or affecting the remittance of interest, dividends or other payments by us to non-residents of Canada. Dividends paid to U.S. tax residents, however, are subject to a 15% withholding tax (or a 5% withholding tax for dividends if the shareholder is a corporation owning at least 10% of the outstanding voting common shares of the corporation) pursuant to Article X of the reciprocal tax treaty between Canada and the United States. Please see “Material Income Tax Consequences”.

There are no limitations specific to the rights of non-residents of Canada to hold or vote our common shares under the laws of Canada or the Province of Alberta, or in our articles of incorporation, as amended, or bylaws, other than those imposed by the Investment Canada Act (Canada) as discussed below.

Non-Canadian investors who acquire a controlling interest in us may be subject to the Investment Canada Act (Canada), which governs the basis on which non-Canadians may invest in Canadian businesses. Under the Investment Canada Act (Canada), the acquisition of a majority of the voting interests of an entity (or of a majority of the undivided ownership interests in the voting common shares of an entity that is a corporation) is deemed to be an acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of the voting common shares. The acquisition of less than one-third of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is deemed not to be acquisition of control of that corporation.

DESCRIPTION OF DEBT SECURITIES

We will issue our debt securities under an indenture among us, as issuer, the Trustee and any Subsidiary Guarantors. The debt securities will be governed by the provisions of the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. We, the Trustee and any Subsidiary Guarantors may enter into supplements to the Indenture from time-to-time. If we decide to issue subordinated debt securities, we will issue them under a separate Indenture containing subordination provisions. The identity of the Trustee, and any Subsidiary Guarantors, will be set forth in a prospectus supplement that we will issue related to this prospectus that will describe the specific terms of any series of debt securities that we may issue that are covered by this prospectus.

This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of senior indenture and subordinated indenture filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of debt securities. References in this prospectus to an “Indenture” refer to the particular Indenture under which we issue a series of debt securities. All references in this Description of Debt Securities to “we”, “our”, “us” or the like are to Gastar Exploration Ltd. and not to any of its subsidiaries.

General

The Debt Securities

Any series of debt securities that we issue:

•	Will be our general obligations;

•	Will be general obligations of any Subsidiary Guarantors that guarantee that series, if any; and

•	May be subordinated to our senior indebtedness, with any guarantees also being subordinated to any senior indebtedness.

The Indenture does not limit the total amount of debt securities that we may issue. We may issue debt securities under the Indenture from time-to-time in separate series, up to the aggregate amount authorized for each such series.

We will prepare a prospectus supplement and either an indenture supplement or a resolution of our Board of Directors and accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	The form and title of the debt securities;

•	The total principal amount of the debt securities;

•	The date or dates on which the debt securities may be issued;

•	The portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	Any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•	The dates on which the principal and premium, if any, of the debt securities will be payable;

•	The interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	Any optional redemption provisions;

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	Whether the debt securities are entitled to the benefits of any guarantees by any Subsidiary Guarantors;

•	Whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

•	Any changes to or additional Events of Default or covenants;

•	The subordination, if any, of the debt securities and any changes to the subordination provisions of the Indenture; and

•	Any other terms of the debt securities.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•

Debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	Debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	Debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	Variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make interest payments by check mailed to the registered holders of any debt securities not in global form or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

The Subsidiary Guarantees

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will identify any Subsidiary Guarantors and will describe the terms of any guarantee by any Subsidiary Guarantors.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	All other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	Any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	Automatically upon any sale, exchange or transfer, to any person that is not our affiliate, of all of our direct or indirect equity interests in the Subsidiary Guarantor;

•	Automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

Upon our delivery of a written notice to the Trustee of the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money (or a guarantee of such debt), except for any series of debt securities, other than a release resulting from a payment of such guarantees.

If a series of debt securities is guaranteed by any Subsidiary Guarantors and is designated as subordinate to our senior indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the senior indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our senior indebtedness. See “—Subordination”.

Covenants

Reports

The Indenture contains the following covenant for the benefit of the holders of all series of debt securities:

So long as any debt securities are outstanding, we will:

•

For as long as we are required to file information with the SEC pursuant to the Securities Exchange Act of 1934, or the Exchange Act, file with the Trustee, within 30 days after we file with the SEC, copies of the annual reports and of the information, documents and other reports which we are required to file with the SEC pursuant to the Exchange Act; and

•

If we are not required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 30 days after we would have been required to file with the SEC, financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

Other Covenants

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

Events of Default

Each of the following events will be an “Event of Default” under the Indenture with respect to a series of debt securities:

•	Default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	Default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	Default in the payment of any sinking fund payment on any debt securities of that series when due;

•

Failure by us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, by a Subsidiary Guarantor, to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture or any board resolution authorizing the issuance of that series;

•	Certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by the Subsidiary Guarantors, of the Subsidiary Guarantors; or

•	If the series of debt securities is guaranteed by the Subsidiary Guarantors:

•	Any of the guarantees by the Subsidiary Guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	Any of the guarantees by the Subsidiary Guarantors is declared null and void in a judicial proceeding; or

•	Any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

Exercise of Remedies

If an Event of Default, other than an Event of Default with respect to us described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us and, if the series of debt securities is guaranteed by any Subsidiary Guarantors, the Subsidiary Guarantors, of the default and such default is not cured (or waived) within 60 days after receipt of notice.

If an Event of Default with respect to us described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

•	Rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•

All existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium, if any, or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due, unless:

•	Such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

•	Holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

•	Such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

•	The Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•

The holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

•	Conflicts with law;

•	Is inconsistent with any provision of the Indenture;

•	The Trustee determines is unduly prejudicial to the rights of any other holder; or

•	Would involve the Trustee in personal liability.

Notice of Event of Default

Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we and any Subsidiary Guarantors are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we and any Subsidiary Guarantors have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the Board of Directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

We may amend the Indenture without the consent of any holder of debt securities to:

•	Cure any ambiguity, omission, defect or inconsistency;

•	Convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•	Provide for the assumption by a successor of our obligations under the Indenture;

•	Add Subsidiary Guarantors with respect to any series of the debt securities;

•	Change or eliminate any restriction on the payment of principal of, or premium, if any, on any series of subordinated debt securities;

•	Secure any series of the debt securities or any related guarantee;

•	Add covenants for the benefit of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantor;

•	Make any change that does not adversely affect the rights under the Indenture of any holder;

•	Add or appoint a successor or separate Trustee;

•	Comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	Establish the form or terms of any new series of debt securities.

In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

•	Reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	Reduce the rate of or extend the time for payment of interest on any debt securities;

•	Reduce the principal of or extend the stated maturity of any debt securities;

•	Reduce any premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	Make any debt securities payable in other than U.S. dollars;

•	Impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	Impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	Release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

•	Make any change in the amendment provisions which require each holder’s consent;

•	Make any change in the waiver provisions; or

•	Release a Subsidiary Guarantor other than as provided in the Indenture or modify such Subsidiary Guarantor’s guarantee in any manner adverse to the holders.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of the holders of any series of debt securities becomes effective, we are required to mail to all holders a notice briefly describing the amendment with respect to other holders. The failure to give, or any defect in, such notice to any holder, however, will not impair or affect the validity of the amendment with respect to other holders.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

•	Compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the Indenture; and

•	Any past default under the Indenture, subject to certain rights of the Trustee under the Indenture;

•	Except that such majority of holders may not waive a default:

•	In the payment of principal, premium, if any, or interest; or

•	In respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance

At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a “legal defeasance”. If we decide to make a legal defeasance, however, we may not terminate certain of our obligations, including those:

•	Relating to the defeasance trust;

•	To register the transfer or exchange of the debt securities of that series;

•	To replace mutilated, destroyed, lost or stolen debt securities of that series; or

•	To maintain a registrar and paying agent in respect of the debt securities of that series.

If we exercise either our legal defeasance option or our covenant defeasance option, any subsidiary guarantee will terminate with respect to that series of debt securities.

At any time we may also effect a “covenant defeasance”, which means we have elected to terminate our obligations under:

•	Covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement;

•	The bankruptcy provisions with respect to the Subsidiary Guarantors, if any; and

•	The guarantee provision described under “Events of Default” above with respect to that series of debt securities.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth, fifth (with respect only to a Subsidiary Guarantor, if any) or sixth bullet points under “—Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, we must:

•

Irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or final maturity, as the case may be;

•	Comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•

Deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness”, which we define generally to include any obligation created or assumed by us (or, if the series is guaranteed, the Subsidiary Guarantors) for the repayment of borrowed money and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of the Subsidiary Guarantors), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of the Subsidiary Guarantors). Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of ours or, if applicable, of a Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors’ assets, to creditors:

•	Upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	In a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive capital stock in us and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium, if any, or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	Make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	Make any deposit for the purpose of defeasance of the subordinated debt securities; or

•

Repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the Trustee in satisfaction of our sinking fund obligation, unless, and until,

•	The default has been cured or waived and any declaration of acceleration has been rescinded;

•	The Senior Indebtedness has been paid in full in cash; or

•	We and the Trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness”.

Generally, “Designated Senior Indebtedness” will include:

•	Any specified issue of Senior Indebtedness of at least $50 million; and

•	Any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment

Blockage Period”. A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default called a “Blockage Notice”, from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	By written notice from the person or persons who gave the Blockage Notice;

•	By repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	If the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Book Entry, Delivery and Form

We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or “DTC”, will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

DTC advises us that it is:

•	A limited-purpose trust company organized under the New York Banking Law;

•	A “banking organization” within the meaning of the New York Banking Law;

•	A member of the United States Federal Reserve System;

•	A “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	A “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the SEC.

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

We will wire principal, premium, if any, and interest payments due on the global securities to DTC’s nominee. We, any Subsidiary Guarantors, the Trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, any Subsidiary Guarantors, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name”. Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee, any Subsidiary Guarantors or us.

Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and, in either event, a successor depositary is not appointed by us within 90 days; or

•	An Event of Default occurs and DTC notifies the Trustee of its decision to require that all of the debt securities of a series be represented by certificated securities.

The Trustee

We may appoint a separate trustee for any series of debt securities. We use the term “Trustee” to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common shares or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	The date of determining the shareholders entitled to the rights distribution;

•	The number of rights issued or to be issued to each shareholder;

•	The exercise price payable for each share of debt securities, preferred shares, common shares or other securities upon the exercise of the rights;

•	The number and terms of the shares of common shares or other securities which may be purchased per each right;

•	The extent to which the rights are transferable;

•	The date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	Any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus (1) through underwriters, through agents or dealers, (2) in private transactions, (3) directly to purchasers, including our affiliates and stockholders, in a rights offering or (4) through a combination of any of these methods, each at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	A block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	Purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	Ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	Enter into transactions involving short sales of the common shares by broker-dealers;

•	Sell common shares short themselves and deliver the shares to close out short positions;

•	Enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	Loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.

There is currently no market for any of the securities, other than the common shares listed on the NYSE Amex. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for the listing of these other securities on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to these other securities will be described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE Amex, the existing trading markets for our common shares, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933. If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

MATERIAL INCOME TAX CONSEQUENCES

A brief description of certain provisions of the tax treaty between Canada and the United States is included below, together with a brief discussion of certain taxes, including withholding provisions, to which U.S. shareholders are subject under existing laws and regulations of Canada and the United States. The consequences, if any, of state and local taxes are not considered. The following information is general and security holders should seek the advice of their own tax advisors, tax counsel or accountants with respect to the applicability or effect on their own individual circumstances of not only the matters referred to herein, but also any state or local taxes.

Canadian Federal Income Tax Consequences Associated with our Common Shares

General. The following is a summary of the principal Canadian federal income tax consequences generally applicable in respect of the ownership of our common shares. The tax consequences to any particular holder of our common shares will vary according to the status of that holder as an individual, trust, corporation or member of a partnership, the jurisdiction in which that holder is subject to taxation, the place where that holder is resident and, generally, that holder’s particular circumstances. This summary is applicable only to holders who are resident in the United States and are subject to United States tax, are not (and have never been) resident in Canada, hold their common shares as capital property and do not (and will not) use or hold their common shares in, or in the course of, carrying on business in Canada. For purposes of this discussion, a non-resident holder means a holder of our common shares who does not reside in Canada.

The following general discussion in respect of taxation is based upon management’s understanding of the rules. No opinion was requested by us, or has been provided by our counsel or auditors, with respect to the Canadian income tax consequences described in the following discussion.

Dividend Withholding. We have not paid dividends on our common shares in any of the past three years and have no plans to pay dividends in the foreseeable future. Canadian federal tax legislation would require a 25% withholding from any dividends paid or deemed to be paid to our non-resident shareholders. However, shareholders resident in the United States and subject to United States tax would generally have this rate reduced to 15% pursuant to the tax treaty between Canada and the United States. The withholding tax rate on the gross amount of dividends is reduced to 5% if the beneficial owner of the dividend is a U.S. corporation which owns at least 10% of our voting stock.

The amount of stock dividends paid to non-residents of Canada would be subject to withholding tax at the same rate as cash dividends. The amount of a stock dividend (for tax purposes) would generally be equal to the amount by which our paid-up capital had increased by reason of the payment of such dividend. We will furnish additional tax information to shareholders in the event of such a stock dividend.

Capital Gains. A non-resident who holds common shares as capital property generally will not be subject to Canadian taxes on capital gains realized on the disposition of such common shares unless the common shares are “taxable Canadian property” within the meaning of the Income Tax Act (Canada), and no relief is afforded under any applicable tax treaty. Common shares generally will not be taxable Canadian property of a shareholder of us unless, at any time during the five-year period immediately preceding a disposition of such common shares, not less than 25% of the issued common shares of any class or series of our capital stock belonged to persons with whom the shareholder did not deal at arm’s length, or to the shareholder together with such persons or unless the common shares were acquired by the holder in one of several tax deferred exchanges for common shares which were themselves taxable Canadian property.

A non-resident shareholder whose common shares constitute taxable Canadian property and who is a resident of the United States for purposes of the tax treaty between Canada and the United States generally would be exempt from Canadian tax on any capital gain realized on a disposition of those common shares in any event, provided the common shares do not derive their value primarily from Canadian real property (including Canadian resource properties). Management is of the view that common shares do not derive their value primarily from Canadian real property.

Income Taxes Consequences Associated with our Common Shares, Preferred Shares, Debt Securities and Rights.

The applicable prospectus supplement will describe the material Canadian and United States federal income tax consequences to an investor who is a citizen or resident of the United States of acquiring, holding and disposing of our common shares, preferred shares, debt securities or rights to purchase common shares or other securities, including whether payments of dividends, principal, interest, premium, if any, and other payments related to these securities will be subject to Canadian non-resident withholding tax and any consequences relating to any such amounts that are payable in a currency other than U.S. dollars, debt securities issued with original issue discount for United States federal income tax purposes or which contain early redemption provisions, or other special terms related to the securities.

VALIDITY OF THE SECURITIES

In connection with particular offerings of debt securities in the future, and if stated in the applicable prospectus supplement, the validity of those debt securities may be passed upon for us by Vinson & Elkins L.L.P, Houston Texas, and with respect to particular offerings of common shares, preferred shares and rights by Burnet Duckworth & Palmer LLP, Calgary, Alberta and/or Sara-Lane Sirey Professional Corporation, Calgary, Alberta, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

Information incorporated by reference into this prospectus regarding our estimated quantities of natural gas and oil reserves was prepared by us. Our proved reserve estimates as of December 31, 2008, 2007 and 2006 incorporated by reference into this prospectus were prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers.

WHERE YOU CAN FIND MORE INFORMATION

We are “incorporating by reference” into this prospectus information we file with the SEC. This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information we incorporate by reference is part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished and not filed pursuant to Item 2.02, Item 7.01 or certain exhibits furnished pursuant to Item 9.01 of any current report on Form 8-K with the SEC) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the offering under this registration statement is completed:

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on May 11, 2009 (File No. 001-32714);

•

Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009 (File No. 001-32714), including information incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2009 (File No. 001-32714);

•

Our Current Reports on Form 8-K filed with the SEC on February 20, 2009, May 21, 2009, June 10, 2009, July 1, 2009, July 6, 2009 and July 16, 2009 (excluding any information furnished and not filed pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K with the SEC) (each File No. 001-32714); and

•	Our Registration Statement on Form 8-A filed with the SEC on December 23, 2005 (File No. 001-32714).

You may request a copy of these filings at no cost by making written or telephone requests for copies to:

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Attention: Michael A. Gerlich

Telephone: (713) 739-1800

Additionally, you may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is http://www.sec.gov. You can also obtain copies of the materials we file with the SEC from our website at http://www.gastar.com. The information on our website or about us on any other website is not part of this prospectus.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The following description of the indemnification provisions of the Business Corporations Act (Alberta) and of our bylaws, as amended, does not purport to be complete and is subject to and qualified in its entirety by reference to the Business Corporations Act (Alberta) and the full text of our bylaws, each as amended.

The Business Corporations Act (Alberta) allows us to, and our bylaws provide in part that we will, indemnify each of our directors and officers, former directors and officers and any person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor (each an “Indemnified Person”), and such Indemnified Person’s heirs and legal representatives, against all costs, charges and expenses reasonably incurred by such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Person is made a party by reason of being or having been a director or officer of Gastar or that body corporate, if the Indemnified Person: (1) acted honestly and in good faith with a view to our best interests; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes an amount paid to settle an action or satisfy a judgment. These indemnities will continue in effect after the director or officer resigns his position or his position is terminated for any reason.

On December 13, 2006, the Board of Directors of the Company approved changes to the Company’s bylaws. Such changes were to clarify the indemnification rights of the directors and officers within Article VIII of the bylaws as set forth in summary below:

•	Mandatory advancement of expenses to directors with respect to indemnification for proceedings;

•	Mandatory indemnification to directors, subject to court approval, for actions brought by or in the name of the Company;

•	Indemnification for expenses incurred in respect of threatened litigation; and

•	Entitlement to payment of attorneys fees that directors/officers incur in litigating with the Company their right to receive indemnity payments from the Company whether successful or not.

The foregoing rights/entitlements are subject to the director/officer meeting the following standard of conduct:

(a)	The director/officer acting honestly and in good faith with a view to the best interests of the Company; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director/officer having reasonable grounds for believing that the director’s/officer’s conduct was lawful.

All bylaw changes approved by our Board of Directors were approved by our shareholders at our annual meeting of shareholders held in June 2007.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. The amounts set forth below are estimates.

Registration Fee**	$13,980
Printing and engraving expenses*	20,000
Listing fee	5,000
Legal fees and expenses*	25,000
Accountants’ fees and expenses*	20,000
Transfer agent’s fees and expenses*	20,000
Miscellaneous costs*	15,000

Total	$118,980

*	Estimated solely for the purpose of this Item. Actual expenses may vary
**	Pursuant to Rule 457(p) under the Securities Act, unused filing fees of $7,226.78 have already been paid with respect to unsold securities that were previously registered pursuant to a registration statement on Form S-3 (333-142123) filed on April 13, 2007, and such amount is being offset against the filing fee due for this registration statement.

Item 15.	Indemnification of Directors and Officers

The following description of the indemnification provisions of the Business Corporations Act (Alberta) and of our bylaws, as amended, does not purport to be complete and is subject to and qualified in its entirety by reference to the Business Corporations Act (Alberta) and the full text of our bylaws, each as amended.

The Business Corporations Act (Alberta) allows us to, and our bylaws provide in part that we will, indemnify each of our directors and officers, former directors and officers and any person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor (each an “Indemnified Person”), and such Indemnified Person’s heirs and legal representatives, against all costs, charges and expenses reasonably incurred by such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Person is made a party by reason of being or having been a director or officer of Gastar or that body corporate, if the Indemnified Person: (1) acted honestly and in good faith with a view to our best interests; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. As used above, “costs, charges and expenses” includes an amount paid to settle an action or satisfy a judgment. These indemnities will continue in effect after the director or officer resigns his position or his position is terminated for any reason.

On December 13, 2006, the Board of Directors of the Company approved changes to the Company’s bylaws. Such changes were to clarify the indemnification rights of the directors and officers within Article VIII of the bylaws as set forth in summary below:

•	Mandatory advancement of expenses to directors with respect to indemnification for proceedings;

•	Mandatory indemnification to directors, subject to court approval, for actions brought by or in the name of the Company;

•	Indemnification for expenses incurred in respect of threatened litigation; and

•	Entitlement to payment of attorneys fees that directors/officers incur in litigating with the Company their right to receive indemnity payments from the Company whether successful or not.

The foregoing rights/entitlements are subject to the director/officer meeting the following standard of conduct:

(a)	The director/officer acting honestly and in good faith with a view to the best interests of the Company; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director/officer having reasonable grounds for believing that the director’s/officer’s conduct was lawful.

All bylaw changes approved by our Board of Directors were approved by our shareholders at our annual meeting of shareholders held in June 2007.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.		Description
1.1*	–	Form of Underwriting Agreement

4.1**	–	Form of Common Share Certificate

4.2***	–	Form of Senior Indenture

4.3***	–	Form of Subordinated Indenture

4.4*	–	Form of Senior Debt Securities

4.5*	–	Form of Subordinated Debt Securities

4.6*	–	Form of Guarantee Agreement

4.7*	–	Form of Rights Agreement, including Form of Rights Certificate

4.8*	–	Form of certificate of designation of Preferred Shares

5.1***	–	Opinion of Burnet Duckworth & Palmer LLP, Calgary, Alberta, Canada, as to the legality of the common shares, preferred shares and rights to purchase common shares and other securities being registered

5.2***	–	Opinion of Vinson & Elkins L.L.P., United States counsel to the Company, as to the validity of the debt securities being registered

12.1***	–	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1***	–	Consent of BDO Seidman, LLP

23.2***	–	Consent of Netherland, Sewell and Associates, Inc.

23.3***	–	Consent of Burnet Duckworth & Palmer LLP, Calgary, Alberta, Canada (included in Exhibit 5.1)

23.4***	–	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.2)

24.1***	–	Powers of Attorney (included on the signature page hereto)

25.1****	–	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)

25.2****	–	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant and incorporated by reference into this Registration Statement.
**	Incorporated by reference to Exhibit 4.21 of the Company’s Amendment No. 3 to Registration Statement on Form S-1/A (File No. 333-127498) filed with the Securities and Exchange Commission on December 15, 2005.
***	Filed herewith.
****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of any registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of any undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of any undersigned registrant or used or referred to by such undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about any undersigned registrant or its securities provided by or on behalf of such registrant; and

(d)	Any other communication that is an offer in the offering made by any undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 24, 2009.

GASTAR EXPLORATION LTD. (Registrant)

By:	/S/ J. RUSSELL PORTER
J. Russell Porter Chairman, Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of J. Russell Porter and Michael A. Gerlich, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 24, 2009 in the capacities indicated.

Signature	Title

/S/ J. RUSSELL PORTER J. Russell Porter	Chairman, Chief Executive Officer, President (Principal Executive Officer)

/S/ MICHAEL A. GERLICH Michael A. Gerlich	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ ROBERT D. PENNER Robert D. Penner	Director

/S/ JOHN R. ROONEY John R. Rooney	Director

/S/ JOHN M. SELSER SR. John M. Selser Sr.	Director

INDEX TO EXHIBITS

Exhibit No.		Description
1.1*	–	Form of Underwriting Agreement

4.1**	–	Form of Common Share Certificate

4.2***	–	Form of Senior Indenture

4.3***	–	Form of Subordinated Indenture

4.4*	–	Form of Senior Debt Securities

4.5*	–	Form of Subordinated Debt Securities

4.6*	–	Form of Guarantee Agreement

4.7*	–	Form of Rights Agreement, including Form of Rights Certificate

4.8*	–	Form of certificate of designation of Preferred Shares

5.1***	–	Opinion of Burnet Duckworth & Palmer LLP, Calgary, Alberta, Canada, as to the legality of the common shares, preferred shares and rights to purchase common shares and other securities being registered

5.2***	–	Opinion of Vinson & Elkins L.L.P., United States counsel to the Company, as to the validity of the debt securities being registered

12.1***	–	Statement of Computation of Ratios of Earnings to Fixed Charges

23.1***	–	Consent of BDO Seidman, LLP

23.2***	–	Consent of Netherland, Sewell and Associates, Inc.

23.3***	–	Consent of Burnet Duckworth & Palmer LLP, Calgary, Alberta, Canada (included in Exhibit 5.1)

23.4***	–	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.2)

24.1***	–	Powers of Attorney (included on the signature page hereto)

25.1****	–	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)

25.2****	–	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant and incorporated by reference into this Registration Statement.
**	Incorporated by reference to Exhibit 4.21 of the Company’s Amendment No. 3 to Registration Statement on Form S-1/A (File No. 333-127498) filed with the Securities and Exchange Commission on December 15, 2005.
***	Filed herewith.
****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.